[Letterhead of Morgan, Lewis & Bockius LLP]


August 20, 2019


The Bank of New York Mellon
Unit Investment Trust Division
2 Hanson Place, 12th Floor
Brooklyn, NY 11217

      Re: Invesco Unit Trusts, Taxable Income Series 621 (the "Trust")
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Ladies and Gentlemen:

   We have acted as counsel for Invesco Capital Markets, Inc. as depositor and sponsor (the "Depositor") of the Trust in connection with the deposit of bonds therein pursuant to the Indenture referred to below, by which the Trust was created and the units of fractional undivided interest in and ownership of the unit investment trust series contained in the Trust (collectively, the "Units") have been issued. Pursuant to the Indenture, the Depositor has transferred to the Trust certain bonds and contracts to purchase certain bonds together with irrevocable letters of credit to be held by the Trustee upon the terms and conditions set forth in the Indenture. (All bonds to be acquired by the unit investment trust series contained in the Trust are collectively referred to as the "Bonds.")

   In connection with our representation, we have examined the originals or certified copies of the following documents relating to the creation of the Trust, the deposit of the Bonds and the issuance and sale of the Units: (a) the Standard Terms and Conditions of Trust For Invesco Unit Trusts, Taxable Income Series, Effective for Unit Investment Trusts Established On and After December 10, 2012 (Including Invesco Unit Trusts, Taxable Income Series 429 and Subsequent Series), and the Trust Agreement dated today relating to the Trust (collectively, the "Indenture") among the Depositor, Invesco Investment Advisers LLC, as supervisor, and The Bank of New York Mellon, as trustee (the "Trustee"), and ICE Data Pricing & Reference Data, LLC, as evaluator; (b) the Registration Statements on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended; (c) the Registration Statement on Form S-6 (Registration No. 333-228227) filed with the Commission pursuant to the Securities Act of 1933, as amended, and all Amendment(s) thereto (said Registration Statements, as amended by said Amendment(s), being herein called the "Registration Statement"); (d) the proposed form of final prospectus (the "Prospectus") relating to the Units of the Trust series, which is expected to be filed with the Commission this day; (e) the Certificate of Incorporation and By-Laws of the Depositor, and amendments thereto as certified; (f) certificates or electronic communications of public officials as to matters set forth upon therein, as applicable; and (g) such other documents and records as we have deemed necessary.

   We have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

   Where matters are stated to be "to the best of our knowledge" or "known to us," or are otherwise limited to our knowledge thereof, our knowledge is limited to the actual knowledge of those attorneys in our office who have performed services for the Trust, their review of documents provided to us by the Depositor in connection with this engagement and inquiries of officers of the Depositor, the results of which are reflected in the Officer's Certification. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied. We have not reviewed the financial statements, compilation of the Securities held by the Trust, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which we understand you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus. In addition, we have made no specific inquiry as to whether any stop order or investigatory proceedings have been commenced with respect to the Registration Statement or the Depositor, nor have we reviewed court or governmental agency dockets for any indication of the same.

   Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations on the availability of equitable remedies.

   Opinions expressed herein are strictly limited to matters arising under the laws of the State of New York and as to matters of federal law and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under applicable conflicts of law principles, rules or regulations or otherwise. Based on and subject to the foregoing, we are of the opinion that:

     1) The Indenture has been duly authorized and executed and delivered by an authorized officer of the Depositor and is a valid and binding obligation of the Depositor in accordance with its terms.

     2) The registration of Units on the registration books of the Trust by the Trustee has been duly authorized by the Depositor in accordance with the provisions of the Indenture and, when issued for the consideration contemplated therein, the Units will constitute fractional undivided interests in the Trust, will be entitled to the benefits of the Indenture, and will conform in all material respects to the description thereof contained in the Prospectus. Upon payment of the consideration for the Units as provided in the Indenture and the Registration Statement, the Units will be validly issued, fully paid, and non-assessable by the Trust.

     3) The Depositor is a validly organized and existing corporation in good standing under the laws of the State of Delaware.

     4) The Trust has been duly registered under the 1940 Act. It is not necessary to qualify an indenture in respect of the Units of the Trust under the Trust Indenture Act of 1939.

     5) We have no knowledge of any stop order or pending governmental investigatory proceedings with respect to the Registration Statement or the Depositor, nor do we have any knowledge of any such action threatened by the Commission under the 1933 Act. 6) The consummation of the transactions contemplated by the Indenture and the fulfillment of the terms thereof do not and will not be in violation of the Depositor's Certificate of Incorporation or By-Laws, as amended, or violate any applicable federal or New York State law, rule or regulation (except that no opinion is requested or expressed with respect to state securities laws).

     7)   The Trust is a trust created under the laws of the State of New York.

     8) Upon the effectiveness of the Registration Statement, no further governmental consents or approvals legally required to be obtained with respect to the execution of the Indenture by the Depositor or the issuance of the Units pursuant to its terms will be required to be obtained by the Depositor or the Trust under the laws of the State of New York or under the federal securities laws, except as may be required under state securities laws (including the securities laws of the State of New York), as to which you have not requested, and we do not express, any opinion.

   We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives certain of the information furnished, whether or not subject to our check and verification. In this regard, our responsibilities as special counsel to the Depositor have not involved a review of the underlying documentation pertaining to the Securities or the exemption thereof from federal income taxation.

   This opinion is intended solely for the benefit of the addressee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

Sincerely,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP